Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197011 on Form S-8 of our report dated March 11, 2015, relating to the financial statements of Imprivata, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 11, 2015